THE STEAK N SHAKE COMPANY PROVIDES FISCAL 2008 FIRST QUARTER UPDATE
- Company Announces Date For First Quarter Conference Call and Webcast -

INDIANAPOLIS, January 11, 2008 /PRNewswire-FirstCall/ -- The Steak n Shake Company (NYSE: SNS) today announced preliminary results for the fiscal first quarter 2008 ended December 19, 2007.

Preliminary results for the fiscal first quarter 2008 include:
•	Total revenues of $136 million compared to $147 million in 2007
•	Loss per share of ($0.04) to ($0.05)
•	Same store sales for Company-owned stores down 9.5%

Fiscal First Quarter 2008 Preliminary Results
The Company expects to report fiscal first quarter 2008 revenue of $136 million compared to $147 million in the comparable period last year. Same store sales are expected to decline 9.5% as guest traffic was impacted by deterioration in the consumer economic environment, a prior year incremental coupon that was not repeated in the current year, unfavorable weather in the month of December, aggressive promotional activity from competitors, and ongoing issues with store level execution. As a result, the Company expects to report a fiscal first quarter 2008 loss per share within a range of ($0.04) to ($0.05) compared to diluted earnings per share in the prior year of $0.15.

Fiscal 2008 Guidance
Given the difficult first quarter preliminary results and the current challenging economic environment, the Company’s guidance for the year should no longer be relied upon. Further information regarding our guidance for the remainder of fiscal 2008 will be provided on the Company’s earnings call, which is scheduled for January 24, 2008.

Investor Conference Call and Webcast
The Company will release its fiscal first quarter 2008 results after the market close on Thursday, January 24, 2008, to be followed by a conference call at 5:00 p.m. (Eastern Time) or 4:00 p.m. (Central Time).

Hosting the call will be Alan B. Gilman, Interim President, CEO and Chairman, and Jeffrey A. Blade, Executive Vice President and Chief Administrative & Financial Officer. Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto the Company's web site at http://www.steaknshake.com. The on-line replay will be available for a limited time immediately following the call.

About Steak n Shake
Steak n Shake is a full service, casual dining restaurant serving a core menu of its famous STEAKBURGERTM sandwiches, thin 'n crispy french fries, old fashioned hand-dipped milk shakes, chili, home style soups, fresh salads, a variety of desserts and breakfast. All of the food is prepared to the guest's order and served by friendly, well-trained associates. Steak n Shake restaurants feature full service dining areas, counter service and drive-thru windows and are open 24 hours a day, seven days a week.

Risks Associated with Forward-Looking Statements
Certain statements contained in this press release represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements include estimates of future revenues, cash flows, capital expenditures or other financial items, as well as assumptions underlying any of the foregoing. Forward-looking statements reflect management’s current expectations regarding future events and use words such as “anticipate,” “believe,” “expect,” “may” and other similar terminology. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Investors should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Our actual future results and trends may differ materially depending on a variety of factors, many beyond our control, including, but not limited to: the poor performance or closing of even a small number of restaurants; our ability to attract and retain guests; the ability of our franchisees to operate profitable restaurants; changes in guest preferences, tastes and dietary habits; minimum wage rates; the availability and cost of qualified personnel; fluctuations in food commodity prices and the availability of food commodities; harsh weather conditions; unfavorable publicity relating to food safety or food borne illness; our ability to comply with the restrictions and covenants to our debt agreements; our ability to comply with existing and future governmental regulations; our ability to adequately protect our trademarks, service marks and other components of our brand; and other risks identified in the periodic reports we file with the Securities and Exchange Commission. Further, the Special Committee’s evaluation of strategic alternatives may not result in a change in business strategy or an increase in shareholder value. Additional risks and uncertainties not currently known to us or that are currently deemed immaterial may also become important factors that may harm our business, financial condition, results of operations or cash flows. We assume no obligation to update forward-looking statements except as required in our periodic reports, and we do not intend to comment on the status of the Special Committee’s evaluation of strategic alternatives unless and until there is a material development to report.

Contact:                Jeffrey A. Blade
Jeff.blade@steaknshake.com
www.steaknshake.com
(317) 633-4100